As filed with the Securities and Exchange Commission on April 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	3674	94-1672743
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2200 Mission College Boulevard

Santa Clara, California 95054-1549

(408) 765-8080

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Intel Corporation

2200 Mission College Boulevard

Santa Clara, California 95054-1549

(408) 765-8080

Attention: Corporate Secretary

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stewart McDowell, Esq.

Gibson, Dunn & Crutcher LLP

555 Mission Street, Suite 3000

San Francisco, California 94105

(415) 393-8322

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee(1)
3.734% Senior Notes due 2047	$1,966,590,000	100%	$1,966,590,000	$244,840.46

(1)	Calculated in accordance with Rule 457(f) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not complete the exchange offer and issue the securities to be offered hereby until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated April 26, 2018

PRELIMINARY PROSPECTUS

Exchange Offer:

$1,966,590,000 New 3.734% Senior Notes due 2047

for

$1,966,590,000 3.734% Senior Notes due 2047

The Exchange Offer will expire at 5:00 p.m., New York City time,

on                , 2018, unless extended.

The Exchange Notes:

We are offering to exchange:

•	$1,966,590,000 New 3.734% Senior Notes due 2047 (the “new notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for $1,966,590,000 outstanding unregistered 3.734% Senior Notes due 2047 (the “old notes” and, together with the new notes, the “notes”).

•	The terms of the new notes offered in the exchange offer are substantially identical to the terms of the old notes, except that the new notes will be registered under the Securities Act and except that certain transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes.

Material Terms of the Exchange Offer:

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2018, unless extended.

•	Upon expiration of the exchange offer, all old notes that are validly tendered and not withdrawn will be exchanged for an equal principal amount of the new notes.

•	You may withdraw tendered old notes at any time prior to the expiration of the exchange offer.

•	The exchange offer is not subject to any minimum tender condition, but is subject to customary conditions.

•	Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes. The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such new notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus available to any broker-dealer for use in any such resale. See “Plan of Distribution.”

•	There is no existing public market for the old notes or the new notes. We do not intend to list the new notes on any securities exchange or quotation system.

Investing in the new notes involves risks. See “Risk Factors” beginning on page 7.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated                , 2018

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus does not offer to sell or ask for offers to buy any securities other than those to which this prospectus relates and it does not constitute an offer to sell or ask for offers to buy any of the securities in any jurisdiction where any such offer is unlawful, where the person making such offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information contained in this prospectus is current only as of its date. Any information incorporated by reference herein is accurate only as of the date of the document incorporated by reference.

This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

We have filed with the U.S. Securities and Exchange Commission (“SEC”) a registration statement on Form S-4 with respect to the new notes. This prospectus, which forms part of the registration statement, does not contain all the information included in the registration statement, including its exhibits. For further information about us and the notes described in this prospectus, you should refer to the registration statement and its exhibits. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including the exhibits and schedules, is available at the SEC’s website at www.sec.gov.

You may also obtain this information without charge by writing or telephoning us. See “Where You Can Find More Information.”

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WHERE YOU CAN FIND MORE INFORMATION

We file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and information statements and amendments to reports filed or furnished pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room. The SEC also maintains an internet website at www.sec.gov that contains periodic and current reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

Information that we file with or furnish to the SEC after the date of this prospectus, and that is incorporated by reference herein, will automatically update and supersede the information in this prospectus. You should review the SEC filings and reports that we incorporate by reference to determine if any of the statements in this prospectus are in any documents previously incorporated by reference have been modified or superseded.

INCORPORATION BY REFERENCE

THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED IN OR DELIVERED WITH THIS PROSPECTUS. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN THE DOCUMENTS THAT WE HAVE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM OR IN ADDITION TO THE INFORMATION CONTAINED IN THIS DOCUMENT AND INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. WE TAKE NO RESPONSIBILITY AND CAN PROVIDE NO ASSURANCE AS TO THE RELIABILITY OF ANY OTHER INFORMATION THAT OTHERS MAY GIVE YOU.

We incorporate information into this prospectus by reference, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained herein or by information contained in documents filed with or furnished to the SEC after the date of this prospectus. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us and our financial condition. You should not assume that the information provided in this prospectus or the documents incorporated by reference is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Intel SEC Filings (File No. 000-06217)	Period
Annual report on Form 10-K (including the portions of our proxy statement for our 2018 annual meeting of stockholders incorporated by reference therein)	Year ended December 30, 2017
Current report on Form 10-Q	Three months ended March 31, 2018
Current reports on Form 8-K	Filed on February 16, 2018 and March 19, 2018

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the applicable securities under this prospectus. These documents may include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as proxy statements. We are only incorporating certain portions of our annual proxy statement for our 2018 annual meeting of stockholders as described above and are not incorporating by reference (i) any information furnished under items 2.02 or 7.01 (or corresponding information furnished under item 9.01 or included as an exhibit) in any past or future current report on Form 8-K or (ii) any Form S-D that, in either case, we may file with the SEC, unless otherwise specified in such current report or in such form or in a particular prospectus supplement.

You may obtain copies of any of these filings through Intel as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by requesting them in writing, by telephone or via the Internet at:

Intel Corporation

2200 Mission College Blvd., M/S RNB4-151

Santa Clara, CA 95054

Attn: Corporate Secretary

(800) 628-8686

www.intel.com

THE INFORMATION CONTAINED ON OR ACCESSIBLE THROUGH OUR WEBSITE DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein or therein, include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements include all statements other than statements of historical facts contained in this prospectus and the documents incorporated by reference herein or therein. Words such as “expects,” “goals,” “plans,” “believes,” “continues,” “may,” “will,” and variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to the anticipated terms of this offering or projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements could be affected by the uncertainties and risk factors described throughout this prospectus and the documents incorporated by reference herein and therein. We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Our actual results may differ materially, and these forward-looking statements do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that had not been completed as of the date of this prospectus. Any of the following factors may impact our achievement of results.

•	Demand for our products is highly variable and could differ from expectations due to factors including changes in business and economic conditions; consumer confidence or income levels; the introduction, availability and market acceptance of our products, products used together with our products and competitors’ products; competitive and pricing pressures, including actions taken by competitors; supply constraints and other disruptions affecting customers; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers;

•	Our gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; segment product mix; the timing and execution of the manufacturing ramp and associated costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; and product manufacturing quality/yields. Variations in gross margin may also be caused by the timing of our product introductions and related expenses, including marketing expenses, and our ability to respond quickly to technological developments and to introduce new products or incorporate new features into existing products, which may result in restructuring and asset impairment charges;

•	Our results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where we, our customers or our suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates, sanctions and tariffs, including the United Kingdom’s vote to withdraw from the European Union. Results may also be affected by the formal or informal imposition by countries of new or revised export and/or import and doing-business regulations which could be changed without prior notice;

•	We operate in highly competitive industries and our operations have high costs that are either fixed or difficult to reduce in the short term;

•	Our expected tax rate is based on current tax law, including current interpretations of the Tax Cuts and Jobs Act of 2017 (“TCJA”), and current expected income and may be affected by evolving interpretations of TCJA; the jurisdictions in which profits are determined to be earned and taxed; changes in the estimates of credits, benefits and deductions; the resolution of issues with various tax authorities, including payment of interest and penalties; and the ability to realize deferred tax assets.

•	Gains or losses from equity securities and interest and other could vary from expectations depending on gains or losses on the sale, exchange, change in the fair value or impairments of debt and equity investments, interest rates, cash balances, and changes in fair value of derivative instruments;

•	Product defects or errata (deviations from published specifications) may adversely impact our expenses, revenues and reputation;

•	Security vulnerability issues may exist with respect to our processors and other products as well as the operating systems and workloads running on them. Mitigation techniques, including software and firmware updates, may not operate as intended or effectively resolve these vulnerabilities. In addition, we may be required to rely on third parties, including hardware, software, and services vendors, as well as end users, to develop and deploy mitigation techniques, and the effectiveness of mitigation techniques may depend solely or in part on the actions of these third parties. Security vulnerabilities and/or mitigation techniques, including software and firmware updates, may result in adverse performance, reboots, system instability, data loss or corruption, unpredictable system behavior, or the misappropriation of data by third parties. We have and may continue to face product claims, litigation, and adverse publicity and customer relations from security vulnerabilities and/or mitigation techniques, including as a result of side-channel exploits such as “Spectre” and “Meltdown,” which could adversely impact our results of operations, customer relationships, and reputation. Separately, the publicity around recently disclosed security vulnerabilities may result in increased attempts by third parties to identify additional vulnerabilities, and future vulnerabilities and mitigation of those vulnerabilities may also adversely impact our results of operations, customer relationships, and reputation;

•	Our results may be affected by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust, disclosure and other issues. An unfavorable ruling could include monetary damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting our ability to design our products or requiring other remedies such as compulsory licensing of intellectual property;

•	Intel’s results may be affected by the timing of closing of acquisitions, divestitures and other significant transactions; and

•	Our results may be affected by the other risks, uncertainties and assumptions included in our periodic reports and in other documents that we file with the SEC.

This list of factors is not exhaustive, and new factors may emerge or changes to the foregoing factors may occur that would affect our business. In light of these factors, the forward-looking events and circumstances discussed in this prospectus or the documents incorporated by reference herein or therein may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. These statements are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

Although we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law, you are advised to consult any additional disclosures we make in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. See “Where You Can Find More Information” in this prospectus.

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SUMMARY

This summary highlights selected information from this prospectus and is therefore qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this prospectus. It may not contain all the information that is important to you. We urge you to read carefully this entire prospectus and the other documents to which it refers to understand fully the terms of the new notes. All references in this prospectus to the “Company,” “our company,” “we,” “us,” “our,” and similar terms refer to Intel Corporation, a Delaware corporation, and its subsidiaries on a consolidated basis.

Intel Corporation

We are a world leader in the design and manufacturing of essential technologies that power the cloud and an increasingly smart, connected world. We offer computing, networking, data storage and communications solutions to a broad set of customers spanning multiple industries.

We were incorporated in California in 1968 and reincorporated in Delaware in 1989. Our principal executive offices are located at 2200 Mission College Boulevard, Santa Clara, California 95054-1549, and our Internet website address is www.intel.com. Information on or accessible through our Internet website is not a part of this prospectus.

Intel, the Intel logo, 3D XPoint, AnyWAN, Arria, Celeron, Cyclone, Enpirion, Intel Atom, Intel Core, Intel Inside, the Intel Inside logo, Intel Optane, Intel Xeon Phi, Itanium, MAX, Movidius, Myriad, Pentium, Puma, Quark, Stratix, Thunderbolt, Xeon and XMM are trademarks of Intel Corporation or its subsidiaries in the U.S. and/or other countries.

When used in this prospectus, the terms “the Company,” “Intel,” “issuer,” “we,” “our,” and “us” refer to Intel Corporation and its consolidated subsidiaries, unless otherwise specified.

The Exchange Offer

Below is a summary of the material terms of the exchange offer. We are offering to exchange the new notes for the old notes. The terms of the new notes offered in the exchange offer are substantially identical to the terms of the old notes, except that the new notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”) and certain transfer restrictions, registration rights and additional interest provisions relating to the old notes do not apply to the new notes. For more information, see “The Exchange Offer,” which contains a more detailed description of the terms and conditions of the exchange offer.

Background	On December 8, 2017, issued $1,966,590,000 aggregate principal amount of 3.734% Senior Notes due 2047 in a private placement pursuant to a private exchange offer. As part of that offering, we entered into a registration rights agreement with the dealer managers of the private exchange offer in which we agreed, among other things, to complete this exchange offer for the old notes.

Old Notes	$1,966,590,000 unregistered 3.734% Senior Notes due 2047

New Notes	$1,966,590,000 New 3.734% Senior Notes due 2047

The Exchange Offer	We are offering to exchange up to $1,966,590,000 aggregate principal amount of the outstanding old notes for a like principal amount of new notes. You may tender old notes only in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. We will issue the new notes promptly after the expiration of the exchange offer. In order to be exchanged, an old note must be validly tendered, not validly withdrawn and accepted by us. Subject to the satisfaction or waiver of the conditions of the exchange offer, all old notes that are validly tendered and not validly withdrawn will be accepted by us and exchanged. As of the date of this prospectus, $1,966,590,000 aggregate principal amount of old notes is outstanding. The old notes were issued under our indenture, dated as of March 29, 2006, as supplemented by the first supplemental indenture dated as of December 3, 2007 and the twelfth supplemental indenture dated as of December 8, 2017 (as amended or supplemented, the “indenture”), between us and Wells Fargo Bank, N.A., as trustee (the “trustee”). If all outstanding old notes are tendered for exchange, there will be $1,966,590,000 aggregate principal amount of new notes outstanding after the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2018, which is business days after the exchange offer is commenced, unless we extend the exchange offer.

Procedures for Tendering	If you decide to exchange your old notes for new notes, you must acknowledge that you are not engaging in, and do not intend to engage in, a distribution of the new notes. To tender old notes, you must complete and sign a letter of transmittal accompanying this prospectus (the “Letter of Transmittal”) in accordance with the instructions contained in it and forward it by mail, facsimile or hand delivery, together with any other documents required by the Letter of Transmittal, to the exchange agent, either with the old notes to be tendered or in compliance with the specified procedures for guaranteed delivery of old notes. Certain brokers, dealers, commercial banks, trust companies and other nominees may also effect tenders by book-entry transfer. Holders of old notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee are urged to contact such person promptly if they wish to tender old notes pursuant to the exchange offer. See “The Exchange Offer—Exchange Offer Procedures,” “The Exchange Offer—Book-Entry Transfers” and “The Exchange Offer—Guaranteed Delivery Procedures.”

Withdrawal	You may withdraw any old notes that you tender for exchange at any time prior to the expiration of the exchange offer. See “The Exchange Offer—Withdrawal Rights.”

Acceptance of Old Notes for Exchange; Issuance of New Notes

Subject to certain conditions, we intend to accept for exchange any and all old notes that are properly tendered in the exchange offer before the expiration time. If we decide for any reason not to accept any old notes you have tendered for exchange, those old notes will be returned to you without cost as promptly as practicable after the expiration or termination of the exchange offer. The new notes will be delivered as promptly as practicable after the expiration time. See “The Exchange Offer—Acceptance of Old Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, some of which we may waive in our sole discretion. The exchange offer is not conditioned upon any minimum principal amount of old notes being tendered for exchange. See “The Exchange Offer—Conditions to the Exchange Offer.”

Consequences of Exchanging Old Notes	Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued by the SEC to third parties, we believe that you may offer for resale, resell or otherwise transfer the new notes that we issue in the exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act if you:

•	acquire the new notes in the ordinary course of your business;

•	are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the new notes; and

•	you are not an “affiliate” of Intel, as defined in Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any new notes issued to you in the exchange offer without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act. We will not be responsible for or indemnify you against any liability you may incur. Any broker-dealer that acquires new notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus when it resells or transfers any new notes issued in the exchange offer. See “The Exchange Offer—Consequences of Exchanging Old Notes” and “Plan of Distribution.”

Consequences of Failure to Exchange Old Notes

All untendered old notes or old notes that are tendered but not accepted will continue to be subject to the restrictions on transfer set forth in the old notes and in the indenture under which the old notes were issued. In general, you may offer or sell your old notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we will not register the old notes under the Securities Act. If you do not participate in the exchange offer, the liquidity of your old notes could be adversely affected. See

“The Exchange Offer—Consequences of Failure to Exchange Old Notes.”

Interest on Old Notes Exchanged in the Exchange Offer	The new notes will bear interest from June 8, 2018, which is the most recent date to which interest on the old notes will have been paid prior to the issuance of the new notes (or, if interest has not been paid on the old notes prior to the issuance of the new notes, from December 8, 2017). If your old notes are accepted for exchange, you will receive interest on the new notes and not on such old notes. Any old notes not tendered will remain outstanding and continue to accrue interest according to their terms.

U.S. Federal Income Tax Consequences of the Exchange Offer	You will not realize gain or loss for U.S. federal income tax purposes as a result of your exchange of old notes for new notes to be issued in the exchange offer. For additional information, see “Certain United States Federal Income Tax Considerations.” You should consult your own tax advisor as to the tax consequences to you of the exchange offer, as well as tax consequences of the ownership and disposition of the new notes.

Exchange Agent	Wells Fargo Bank, N.A. is serving as the exchange agent in connection with the exchange offer. The address and telephone and facsimile numbers of the exchange agent are listed in this prospectus. See “The Exchange Offer—Exchange Agent.”

Use of Proceeds	We will not receive any proceeds from the issuance of new notes in the exchange offer. We will pay all expenses incident to the exchange offer. See “Use of Proceeds” and “The Exchange Offer—Fees and Expenses.”

Risk Factors	You should consider carefully all the information set forth and incorporated by reference in this prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page 7 of this prospectus, as well as the other information contained or incorporated herein by reference, before deciding whether to participate in the exchange offer.

The New Notes

The terms of the new notes are substantially identical to those of the old notes, except that the new notes will be registered under the Securities Act and the transfer restrictions and registration rights (including the right to additional interest under some circumstances pursuant to the registration rights agreement) applicable to the old notes do not apply to the new notes. The new notes will evidence the same debt as the old notes and will be governed by the same indenture. A brief description of the material terms of the new notes follows. For a more complete description, see “Description of the New Notes.”

Issuer	Intel Corporation

Notes Offered	$1,966,590,000 New 3.734% Senior Notes due 2047

Maturity	The new notes will mature on December 8, 2047.

Interest	The new notes will bear interest at a rate of 3.734% per annum. Interest on the notes will be payable semi annually in cash in arrears on June 8 and December 8 of each year, commencing June 8, 2018.

Ranking	The new notes are unsecured and will rank equally in right of payment with all of our other senior unsecured indebtedness from time to time outstanding.

Optional Redemption	We may redeem the new notes, in whole or in part, at any time at the applicable redemption prices described under the heading “Description of the New Notes—Optional Redemption” in this prospectus.

Use of Proceeds	Intel will not receive any cash proceeds from this exchange offer.

Further Issuances	We may from time to time, without notice to or the consent of the holders of the new notes, create and issue further notes ranking equally and ratably with the new notes in all respects, or in all respects except for the issue date, the offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes; provided, that if such additional notes are not fungible with the new notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. Any such further notes will have the same terms as to status, redemption or otherwise as the new notes.

Form and Denominations	We will issue the new notes in fully registered form, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Each of the new notes will be represented by one or more global notes registered in the name of a nominee of The Depository Trust Company (“DTC”). You will hold a beneficial interest in one or more of the new notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest in their books. We will not issue certificated new notes.

No Public Market	The new notes will be new securities for which there is currently no market. A market for the new notes may not develop, or if a market does develop, it may not provide adequate liquidity.

Governing Law	The indenture is, and the new notes will be, governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

An investment in the new notes involves certain risks. You should carefully consider the risk factors described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 30, 2017, as supplemented by our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2018, as well as the other information included or incorporated by reference in this prospectus, before making a decision to participate in the exchange offer. Additional risks and uncertainties not now known to us or that we now deem immaterial may also adversely affect our business or financial performance. Our business, financial condition, results of operations or cash flows could be materially adversely affected by any of these risks. The market or trading price of the new notes could decline due to any of these risks or other factors, and you may lose all or part of your investment.

In addition to the risks relating to us described in our reports described above and any subsequent filings incorporated by reference herein, the following are additional risks relating to an investment in the new notes.

Risks Relating to the Exchange Offer

Old notes that are not tendered in the exchange offer will continue to be subject to restrictions on transfer and you may have difficulty selling any old notes not exchanged.

If you do not exchange your old notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your old notes as described in the legend on the global notes representing the old notes. There are restrictions on transfer of your old notes because we issued the old notes under an exemption from registration under the Securities Act and applicable state securities laws. In general, you may offer or sell the old notes only if they are registered under the Securities Act and applicable state securities laws or offered and sold under an exemption from, or in a transaction not subject to, these requirements. We will not register any old notes not tendered in the exchange offer and, upon consummation of the exchange offer, you will not be entitled to any rights to have your untendered old notes registered under the Securities Act. In addition, the trading market, if any, for the remaining old notes will be adversely affected depending on the extent to which old notes are tendered and accepted in the exchange offer.

Some holders may need to comply with the registration and prospectus delivery requirements of the Securities Act.

In general, if you exchange your old notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be an underwriter and deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Any broker-dealer that (i) exchanges its old notes in the exchange offer for the purpose of participating in a distribution of the new notes or (ii) resells new notes that were received by it for its own account in the exchange offer may also be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the new notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

You must comply with the exchange offer procedures to receive new notes.

We will issue the new notes in exchange for your old notes only if you tender the old notes in compliance with the procedures set forth in “The Exchange Offer—Exchange Offer Procedures,” including, delivering a properly completed and duly executed Letter of Transmittal or transmitting an “agent’s message”, and delivering other required documents before expiration of the exchange offer. You should allow sufficient time to ensure timely delivery of the necessary documents. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange. If you are the beneficial holder of old notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should promptly contact the person in whose name your old notes are registered and instruct that person to tender on your behalf. Old notes that are not tendered or that are tendered but we do not accept for exchange will, following consummation of the exchange offer, continue to be subject to the existing transfer restrictions under the Securities Act and, upon consummation of the exchange offer, certain registration and other rights under the registration rights agreement will terminate. See “The Exchange Offer—Consequences of Failure to Exchange Old Notes.”

You should consult your own advisers

Holders should consult their own tax, accounting, financial and legal advisers regarding the suitability to themselves of the tax or accounting consequences of participating in the exchange offer and an investment in the new notes. None of the Company or the exchange agent or their respective directors, employees or affiliates is acting for any holder, or will be responsible to any holder for providing any protections which would be afforded to its clients or for providing advice in relation to the exchange offer, and accordingly none of the Company or the exchange agent or their respective directors, employees and affiliates makes any recommendation whatsoever regarding the exchange offer, or any recommendation as to whether holders should tender their old notes for exchange pursuant to the exchange offer.

Risks Relating to the New Notes

The new notes are structurally subordinated to the liabilities of our subsidiaries.

The new notes are our obligations exclusively and not of any of our subsidiaries. A significant portion of our operations is conducted through our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to pay any amounts due under the new notes or to make any funds available therefor, whether by dividends, loans or other payments. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority with respect to the assets of such subsidiaries over our claims (and therefore the claims of our creditors, including holders of the new notes). Consequently, the new notes will be effectively subordinated to all liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

The new notes are subject to prior claims of any secured creditors, and if a default occurs, we may not have sufficient funds to fulfill our obligations under the new notes. The new notes are our unsecured general obligations, ranking equally with other senior unsecured indebtedness, including senior unsecured guarantees of indebtedness such as our guarantee of certain senior notes issued by Altera Corporation. The indenture governing the new notes permits us and our subsidiaries to incur additional debt, including secured debt. If we incur any secured debt, our assets and the assets of our subsidiaries will be subject to prior claims by our secured creditors. In the event of our bankruptcy, liquidation, reorganization or other winding up, assets that secure debt will be available to pay obligations on the new notes only after all debt secured by those assets has been repaid in full. Holders of the new notes will participate in our remaining assets ratably with all of our unsecured and unsubordinated creditors, including our trade creditors.

If we incur any additional obligations that rank equally with the new notes, including trade payables, the holders of those obligations will be entitled to share ratably with the holders of the new notes and the previously issued new notes in any proceeds distributed upon our insolvency, liquidation, reorganization, dissolution or other winding up. This may have the effect of reducing the amount of proceeds paid to you. If there are not sufficient assets remaining to pay all these creditors, all or a portion of the new notes then outstanding would remain unpaid.

The limited covenants in the indenture for the new notes and the terms of the new notes do not provide protection against some types of important corporate events and may not protect your investment.

The indenture for the new notes does not:

•	require us to maintain any financial ratios or specific levels of net worth, revenues, income, cash flow or liquidity and, accordingly, does not protect holders of the notes in the event that we experience significant adverse changes in our financial condition or results of operations;

•	limit our subsidiaries’ ability to incur indebtedness, which could structurally rank senior to the new notes;

•	limit our ability to incur secured indebtedness that would effectively rank senior to the new notes to the extent of the value of the assets securing the indebtedness, or to engage in sale/leaseback transactions;

•	limit our ability to incur indebtedness that is equal in right of payment to the new notes;

•	restrict our subsidiaries’ ability to issue securities or otherwise incur indebtedness that would be senior to our equity interests in our subsidiaries and therefore would be structurally senior to the new notes;

•	restrict our ability to repurchase or prepay our securities;

•	restrict our ability to make investments or to repurchase or pay dividends or make other payments in respect of our common stock or other securities ranking junior to the new notes;

•	restrict our ability to enter into highly leveraged transactions; or

•	require us to repurchase the new notes in the event of a change in control.

As a result of the foregoing, when evaluating the terms of the new notes, you should be aware that the terms of the indenture and the new notes do not restrict our ability to engage in, or to otherwise be a party to, a variety of corporate transactions, circumstances and events, such as certain acquisitions, refinancings or recapitalizations that could substantially and adversely affect our capital structure and the value of the new notes. Because the covenants are limited, you should not consider the covenants in the indenture as a significant factor in evaluating whether to invest in the new notes.

Changes in our credit ratings may adversely affect your investment in the new notes.

The major debt rating agencies routinely evaluate our debt. These ratings are not recommendations to purchase, hold or sell the new notes, inasmuch as the ratings do not comment as to market price or suitability for a particular investor, are limited in scope, and do not address all material risks relating to an investment in the new notes, but rather reflect only the view of each rating agency at the time the rating is issued. The ratings are based on current information furnished to the ratings agencies by us and information obtained by the ratings agencies from other sources. An explanation of the significance of such rating may be obtained from such rating agency. There can be no assurance that such credit ratings will remain in effect for any given period of time or that such ratings will not be lowered, suspended or withdrawn entirely by the rating agencies, if, in each rating agency’s judgment, circumstances so warrant. Actual or anticipated changes or downgrades in our credit ratings, including any announcement that our ratings are under further review for a downgrade, could affect the market value and liquidity of the new notes and increase our corporate borrowing costs.

Active trading markets for the new notes may not develop; the market prices of the new notes may be volatile.

There is no existing market for any series of the new notes and we will not apply for listing of the new notes on any securities exchange or any automated quotation system. Accordingly, there can be no assurance that trading markets for the new notes will develop or be maintained. Further, there can be no assurance as to the liquidity of any market that may develop for the new notes, your ability to sell your new notes or the prices at which you will be able to sell your new notes. Future trading prices of the new notes will depend on many factors, including prevailing interest rates, our financial condition and results of operations, the then-current ratings assigned to the new notes, the market for similar securities and the financial markets generally. Any trading markets that develop would be affected by many factors independent of and in addition to the foregoing, including:

•	time remaining to the maturity of the new notes;

•	outstanding amount of the new notes;

•	the terms related to optional redemption of the fixed rate new notes; and

•	the level, direction and volatility of market interest rates generally.

Optional redemption may adversely affect your return on the new notes.

We have the right to redeem some or all of the new notes prior to maturity. We may redeem these new notes at times when prevailing interest rates may be relatively low. Accordingly, you may not be able to reinvest the amount received upon a redemption in a comparable security at an effective interest rate as high as that of the new notes.

USE OF PROCEEDS

We will not receive proceeds from the issuance of the new notes offered hereby. In consideration for issuing the new notes in exchange for old notes as described in this prospectus, we will receive old notes of like principal amount. The old notes surrendered in exchange for the new notes will be retired and canceled.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated. This information should be read in conjunction with the consolidated financial statements and the accompanying notes incorporated by reference in this prospectus.

	Three Months Ended		Years Ended
	March 31, 2018	April 1, 2017	Dec 30, 2017	Dec 31, 2016	Dec 26, 2015	Dec 27, 2014	Dec 28, 2013
Ratio of earnings to fixed charges	22x	18x	22x	15x	24x	33x	25x

The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes payable plus fixed charges by (ii) fixed charges. Our fixed charges consist of the portion of operating lease rental expense that is representative of the interest factor and interest expense on indebtedness.

THE EXCHANGE OFFER

General

When we completed the issuance of the old notes on in connection with private exchange offers on December 8, 2017, we, as issuer, entered into a registration rights agreement with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as dealer managers of the private exchange offers (the “Registration Rights Agreement”). Under the Registration Rights Agreement, we agreed to:

•	file a registration statement (the “Exchange Offer Registration Statement”) with the SEC with respect to the exchange offer, to exchange the old notes for the new notes;

•	use commercially reasonable efforts to cause the Exchange Offer Registration Statement to be declared effective within 365 days after the date of the original issuance of the old notes;

•	use commercially reasonable efforts to consummate the exchange offer within 365 days after the date of the original issuance of the old notes; and

•	keep the exchange offer open for at least 30 days.

For each old note validly tendered pursuant to the exchange offer and not withdrawn by the holder thereof, the holder of such old note will receive in exchange a new note having a principal amount equal to that of the tendered old note. Interest on each new note will accrue from the last interest payment date on which interest was paid on the old notes in exchange therefor or, if no interest has been paid on the old notes, from the date of the original issue of the old notes.

Shelf Registration

If the exchange offer is not consummated, under certain circumstances and within specified time periods provided for in the Registration Rights Agreement, we are required to use commercially reasonable efforts to:

•	file with the SEC a shelf registration statement (the “Shelf Registration Statement”) covering resales of the old notes;

•	cause the Shelf Registration Statement to be declared effective under the Securities Act within 210 days after the date, if any, on which we become obligated to file the Shelf Registration Statement (or if such 210th day is not a business day, the next succeeding business day); and

•	keep the Shelf Registration Statement continuously effective for a period of two years from December 8, 2017 or such shorter period that all old notes eligible to be sold under the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement.

Additional Interest on Old Notes

Subject to certain limitations, we will be required to pay the holders of the old notes additional interest (as determined in accordance with the terms of the Registration Rights Agreement) on the old notes if:

•	neither the exchange offer is completed December 10, 2018 nor the Shelf Registration Statement has become effective within 210 days after the date, if any, on which we become obligated to file the Shelf Registration Statement (or if such 210th day is not a business day, the next succeeding business day);

•	the Exchange Offer Registration Statement has become effective but ceases to be effective or usable prior to the consummation of the Registered Exchange Offer (unless such ineffectiveness is cured by December 10, 2018); or

•	the Shelf Registration Statement, if applicable, has been declared effective but ceases to be effective or usable for more than 120 days, whether or not consecutive, during any twelve-month period (each such event referred to in this bullet point and any of the previous three bullet points we refer to as a “registration default”).

This summary of the provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the complete text of the Registration Rights Agreement, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Terms of the Exchange Offer

This prospectus and the accompanying Letter of Transmittal together constitute the exchange offer. Upon the terms and subject to the conditions set forth in this prospectus and in the Letter of Transmittal, we will accept for exchange old notes that are properly tendered on or before the expiration date and are not withdrawn as permitted below. We have agreed to use commercially reasonable efforts to keep the exchange offer open for at least 30 days from the date notice of the exchange offer is delivered. The expiration date for this exchange offer is 5:00 p.m., New York City time, on            , 2018, or such later date and time to which we, in our sole discretion, extend the exchange offer.

The form and terms of the new notes being issued in the exchange offer are the same as the form and terms of the old notes, except that the new notes being issued in the exchange offer:

•	will be registered under the Securities Act;

•	will not bear the restrictive legends restricting their transfer under the Securities Act that are contained in the old notes; and

•	will not contain the registration rights and additional interest provisions that apply to the old notes.

We expressly reserve the right, in our sole discretion:

•	to extend the expiration date;

•	to delay accepting any old notes;

•	to terminate the exchange offer and not accept any old notes for exchange if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied; and

•	to amend the exchange offer in any manner.

We will give oral or written notice of any extension, delay, termination, non-acceptance or amendment as promptly as practicable by a public announcement, and in the case of an extension, no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

Exchange Offer Procedures

When the holder of old notes tenders and we accept old notes for exchange, a binding agreement between us and the tendering holder is created, subject to the terms and conditions set forth in this prospectus and the accompanying Letter of Transmittal. Except as set forth below, a holder of old notes who wishes to tender old notes for exchange must, on or prior to the expiration date:

•	transmit a properly completed and duly executed Letter of Transmittal, including all other documents required by such Letter of Transmittal, to Wells Fargo Bank, N.A., the exchange agent, at the address set forth under the heading “—The Exchange Agent” below; or

•	if old notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must transmit an Agent’s Message (as defined below) to the exchange agent at the address set forth under the heading “—The Exchange Agent” below.

In addition:

•	the exchange agent must receive the certificates for the old notes and the Letter of Transmittal;

•	the exchange agent must receive, prior to the expiration date, a timely confirmation of the book-entry transfer of the old notes being tendered into the exchange agent’s account at DTC, along with the Letter of Transmittal or an Agent’s Message; or

•	the holder must comply with the guaranteed delivery procedures described under the heading “—Guaranteed Delivery Procedures” below.

The term “Agent’s Message” means a message, transmitted by DTC to, and received by, the exchange agent and forming a part of a book-entry transfer, referred to as a “Book-Entry Confirmation,” which states that DTC has received an express acknowledgment that the tendering holder agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against such holder.

The method of delivery of the old notes, the letters of transmittal and all other required documents is at the election and risk of the holder of the old notes being exchanged. If such delivery is by mail, we recommend registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to ensure timely delivery. Do not send letters of transmittal or old notes directly to Intel.

Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

•	by a holder of old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the Letter of Transmittal; or

•	for the account of an eligible institution.

An “eligible institution” is a firm which is a member of a registered national securities exchange or a member of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States.

If signatures on a Letter of Transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution. If old notes are registered in the name of a person other than the signer of the Letter of Transmittal, the old notes surrendered for exchange must be endorsed by, or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by us in our sole discretion, duly executed by the registered holder with the holder’s signature guaranteed by an eligible institution.

We will determine all questions as to the validity, form, eligibility, including time of receipt, and acceptance of old notes tendered for exchange in our sole discretion. Our determination will be final and binding. We reserve the absolute right to:

•	reject any and all tenders of any old note improperly tendered;

•	refuse to accept any old note if, in our judgment or the judgment of our counsel, acceptance of the old note may be deemed unlawful; and

•	waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any class of holder who seeks to tender old notes in the exchange offer.

Our interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date, including the Letter of Transmittal and the instructions related thereto, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as we will determine, unless we waive such defects or irregularities. Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will any such persons incur any liability for failure to give such notification.

If a person or persons other than the registered holder or holders of the old notes tendered for exchange signs the Letter of Transmittal, the tendered old notes must be endorsed or accompanied by appropriate powers of attorney, in either case, signed exactly as the name or names of the registered holder or holders that appear on the old notes.

If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign the Letter of Transmittal or any old notes or any power of attorney, such persons should so indicate when signing, and you must submit proper evidence satisfactory to us of such person’s authority to so act unless we waive this requirement.

By tendering old notes, each holder will represent to us that, among other things, the person acquiring new notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes. If any holder or any such other person is an “affiliate” of Intel’s, as defined in Rule 405 under the Securities Act, or is engaged in or intends to engage in or has an arrangement or understanding with any person to participate in a distribution of the new notes, such holder or any such other person:

•	may not rely on the applicable interpretations of the staff of the SEC as set forth in no-action letters issued to third parties; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Each broker-dealer that receives new notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it may be a statutory underwriter and that it will deliver a prospectus in connection with any resale of such new notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

Acceptance of Old Notes for Exchange; Delivery of New Notes Issued in the Exchange Offer

Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, as promptly as practicable after the expiration date, all old notes properly tendered and will issue new notes registered under the Securities Act. For purposes of the exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given as promptly as practicable thereafter. See “—Conditions to the Exchange Offer” below for a discussion of the conditions that must be satisfied before we accept any old notes for exchange.

For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. Accordingly, registered holders of new notes on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the issue date of the old notes or, if interest has been paid, the most recent date to which interest has been paid. Old notes that we accept for exchange will cease to accrue interest from and after the date of consummation of the exchange offer. Under the Registration Rights Agreement, we may be required to make additional payments in the form of additional interest to the holders of the old notes under circumstances relating to the timing of the exchange offer, as discussed under “—Additional Interest on Old Notes” above.

In all cases, we will issue new notes in the exchange offer for old notes that are accepted for exchange only after the exchange agent timely receives:

•	certificates for such old notes or a timely Book-Entry Confirmation of such old notes into the exchange agent’s account at DTC;

•	a properly completed and duly executed Letter of Transmittal or an Agent’s Message; and

•	all other required documents.

If for any reason set forth in the terms and conditions of the exchange offer we do not accept any tendered old notes, or if a holder submits old notes for a greater principal amount than the holder desires to exchange, we will return such unaccepted or non-exchanged old notes without cost to the tendering holder. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC, such non-exchanged old notes will be credited to an account maintained with DTC. We will return the old notes or have them credited to DTC as promptly as practicable after the expiration or termination of the exchange offer.

Book-Entry Transfers

The exchange agent will make a request to establish an account at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC’s system must make book-entry delivery of old notes denominated in dollars by causing DTC to transfer the old notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Such participant should transmit its acceptance to DTC on or prior to the expiration date or comply with the guaranteed delivery procedures described below. DTC will verify such acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent’s account at DTC and then send to the exchange agent confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include an Agent’s Message confirming that DTC has received an express acknowledgment from such participant that such participant has received and agrees to be bound by the Letter of Transmittal and that we may enforce the Letter of Transmittal against such participant. Notwithstanding the foregoing, the Letter of Transmittal or facsimile thereof or an Agent’s Message, with any required signature guarantees and any other required documents, must:

•	be transmitted to and received by the exchange agent at the address set forth below under the heading “—The Exchange Agent” on or prior to the expiration date; or

•	comply with the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If a holder of old notes desires to tender such notes and the holder’s old notes are not immediately available, or time will not permit such holder’s old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

•	the holder tenders the old notes through an eligible institution;

•	prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form we have provided, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the old notes being tendered and the amount of the old notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three business days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal or Agent’s Message with any required signature guarantees and any other documents required by the Letter of Transmittal will be deposited by the eligible institution with the exchange agent; and

•	the exchange agent receives the certificates for all physically tendered old notes, in proper form for transfer, or a Book-Entry Confirmation, as the case may be, together with a properly completed and duly executed Letter of Transmittal or Agent’s Message with any required signature guarantees and any other documents required by the Letter of Transmittal, within three business trading days after the date of execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw tenders of your old notes at any time prior to 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at the address set forth under the heading “—The Exchange Agent” below. Any such notice of withdrawal must:

•	specify the name of the person who tendered the old notes to be withdrawn;

•	identify the old notes to be withdrawn, including the principal amount of such old notes; and

•	where certificates for old notes are transmitted, specify the name in which old notes are registered, if different from that of the withdrawing holder.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn old notes and otherwise comply with the procedures of such facility. We will determine all questions as to the validity, form and eligibility, including time of receipt, of such notices and our determination will be final and binding on all parties. Any tendered old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder of those old notes without cost to the holder as promptly as practicable. In the case of old notes tendered by book-entry transfer into the exchange agent’s account at DTC, the old notes withdrawn will be credited to an account maintained with DTC for the old notes. The old notes will be returned or credited to this account as promptly as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn old notes may be re-tendered by following one of the procedures described above under the heading “—Exchange Offer Procedures” at any time on or prior to 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer

We are not required to accept for exchange, or to issue new notes in the exchange offer for, any old notes. We may terminate or amend the exchange offer at any time before the acceptance of old notes for exchange if:

•	the exchange offer would violate any applicable federal law, statute, rule or regulation or any applicable interpretation of the staff of the SEC;

•	any action or proceeding is instituted or threatened (i) in any court or (ii) by or before any governmental agency challenging the exchange offer or (iii) that we believe might be expected to prohibit or materially impair our ability to proceed with the exchange offer;

•	any stop order is threatened or in effect with respect to either (i) the registration statement of which this prospectus forms a part or (ii) the qualification of the indenture governing the new notes under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•	any law, rule or regulation is enacted, adopted, proposed or interpreted that we believe might be expected to prohibit or impair our ability to proceed with the exchange offer or to materially impair the ability of holders generally to receive freely tradable new notes in the exchange offer;

•	there is any change or a development involving a prospective change in our business, properties, assets, liabilities, financial condition, operations or results of operations taken as a whole, that is or may be adverse to us; or

•	there is any declaration of war, armed hostilities or other similar international calamity directly or indirectly involving the United States, or the worsening of any such condition that existed at the time that we commence the exchange offer.

The preceding conditions are for our sole benefit and we may assert them regardless of the circumstances giving rise to any such condition. We may waive the preceding conditions in whole or in part at any time and from time to time in our sole discretion. If we do so, the exchange offer will remain open for at least five business days following any waiver of the preceding conditions. Our failure at any time to exercise the foregoing rights will not be deemed a waiver of any such right and each such right will be deemed an ongoing right which we may assert at any time and from time to time.

The Exchange Agent

Wells Fargo Bank, N.A. (the “Exchange Agent”), has been appointed as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for the notice of guaranteed delivery or the notice of withdrawal to the exchange agent addressed as follows:

To: Wells Fargo Bank, N.A.

By Mail or In Person:

Wells Fargo Bank, N.A.

Attention: Corporate Trust Operations

MAC N9300-070

600 South Fourth Street

Minneapolis, MN 55402

By Facsimile Transmission (for Eligible Institutions Only):

Fax: (877) 407-4679

For Information and to Confirm by Telephone:

(800) 344-5128

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SHOWN ABOVE OR TRANSMISSION VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY OF THE LETTER OF TRANSMITTAL.

Fees and Expenses

We will not make any payment to brokers, dealers or others soliciting acceptance of the exchange offer except for reimbursement of mailing expenses. We will pay the cash expenses to be incurred by us in connection with the exchange offer, including:

•	the SEC registration fee;

•	fees and expenses of the exchange agent and the trustee;

•	accounting and legal fees;

•	printing fees; and

•	other related fees and expenses.

Transfer Taxes

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, the new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay any of these transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, these taxes is not submitted with the Letter of Transmittal, the amount of these transfer taxes will be billed directly to the tendering holder.

Consequences of Failure to Exchange Old Notes

Holders who desire to tender their old notes in exchange for new notes should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the applicable indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes and in the offering memorandum dated November 29, 2017, relating to the old notes. Except in limited circumstances with respect to specific types of holders of old notes, we will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will not take any action to register the old notes under the Securities Act or under any state securities laws following the expiration date of the exchange offer.

Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the Registration Rights Agreement, except under limited circumstances.

Holders of the new notes and any old notes that remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the applicable indenture.

Consequences of Exchanging Old Notes

Based on interpretations of the staff of the SEC, as set forth in no-action letters to third parties, we believe that the new notes may be offered for resale, resold or otherwise transferred by holders of those new notes, other than by any holder that is an “affiliate” of Intel’s within the meaning of Rule 405 under the Securities Act. The new notes may be offered for resale, resold or otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the new notes issued in the exchange offer are acquired in the ordinary course of the holder’s business; and

•	neither the holder, other than a broker-dealer, nor, to the actual knowledge of such holder, any other person receiving new notes from the holder, has any arrangement or understanding with any person to participate in the distribution of the new notes issued in the exchange offer.

However, the SEC has not considered this exchange offer in the context of a no-action letter and we cannot guarantee that the staff of the SEC would make a similar determination with respect to this exchange offer.

Each holder, other than a broker-dealer, must furnish a written representation, at our request, that:

•	it is not an affiliate of Intel’s;

•	it is not engaged in, and does not intend to engage in, a distribution of the new notes and has no arrangement or understanding to participate in a distribution of new notes;

•	it is acquiring the new notes issued in the exchange offer in the ordinary course of its business; and

•	it is not acting on behalf of a person who could not make the three preceding representations.

Each broker-dealer that receives new notes for its own account in exchange for old notes must acknowledge that:

•	such old notes were acquired by such broker-dealer as a result of market-making or other trading activities (and not directly from us); and

•	it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such new notes, and such broker-dealer will comply with the applicable provisions of the Securities Act with respect to resale of any new notes.

Furthermore, any broker-dealer that acquired any of its old notes directly from us:

•	may not rely on the position of the SEC set forth in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

In addition, to comply with state securities laws of certain jurisdictions, the new notes issued in the exchange offer may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and complied with by the holders selling the new notes. We have agreed in the Registration Rights Agreement that, prior to any public offering of old notes pursuant to the Shelf Registration Statement, we will cooperate with the selling holders of old notes and their counsel in connection with the registration and qualification of such old notes entitled to registration rights, under the securities or Blue Sky laws of such jurisdictions as the selling holders of old notes may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the old notes covered by the Shelf Registration Statement, provided, however, that we are not required to register or qualify as a foreign corporation where we are not so qualified or to take any action that would subject us to the service of process in suits or to taxation, in any jurisdiction where we are not so subject.

Accounting Treatment

We will record the new notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange offer. Accordingly, we will not recognize any gain or loss for accounting purposes.

DESCRIPTION OF THE NEW NOTES

General

The term “new notes” refers to the Company’s $1,966,590,000 3.734% Senior Notes due 2047 that have been registered under the Securities Act. The term “old notes” refers collectively to the Company’s $1,966,590,000 outstanding unregistered 3.734% Senior Notes due 2047. We refer to the new notes and the old notes (to the extent not exchanged for new notes) in this section as the “notes.”

The terms of the old notes are identical in all material respects to those of the new notes, except that: (i) the old notes have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the registration rights agreement (which rights will terminate upon consummation of the exchange offer, except under limited circumstances); and (ii) the new notes will not provide for any additional interest as a result of our failure to fulfill certain registration obligations.

The Company issued the old notes and will issue the new notes pursuant to the indenture dated as of March 29, 2006, between the Company and Citibank, N.A. as trustee, as supplemented by the first supplemental indenture, dated as of December 3, 2007, between the Company and Wells Fargo Bank, N.A., as successor trustee (as amended, the “base indenture”), and the Twelfth Supplemental Indenture dated as of December 8, 2017 (as amended, modified or supplemented and together with the base indenture, the “indenture”). The terms of the notes include those stated in the indenture. You should refer to the indenture for a complete statement of the terms applicable to the notes.

The following is a summary of material provisions of the indenture. The following summary of the terms of the notes and the indenture is not complete and is subject to, and is qualified by reference to, the notes and the indenture, including the definitions therein of certain capitalized terms used but not defined in this description of the new notes. We urge you to read the entire indenture because that document, and not this description, defines your rights as holders of the new notes.

For purposes of this section, the terms “Company”, “we”, “us” and “our” refer only to Intel Corporation and not to any of its subsidiaries.

The new notes will mature on December 8, 2047. We may issue additional notes as described under “—Further Issuances.”

We may redeem the new notes, in whole or in part, at any time at our option as described under “—Optional Redemption” below.

The new notes will be issued in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The term “business day” when used with respect to the new notes means any day, other than a Saturday or Sunday, which is not a day on which banking institutions in the City of New York (or such other place of payment as may be subsequently specified by us) are authorized or required by law or executive order to close.

The new notes will not be subject to any sinking fund.

We may, subject to compliance with applicable law, at any time purchase new notes in the open market or otherwise.

Ranking

The new notes will be our senior unsecured and unsubordinated obligations and will rank equally in right of payment with all of our unsecured and unsubordinated obligations. However, the new notes are structurally subordinated to the liabilities of our subsidiaries and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing such indebtedness. Claims of the creditors of our subsidiaries will generally have priority with respect to the assets and earnings of such subsidiaries over the claims of our creditors, including holders of the new notes. Accordingly, the new notes will be effectively subordinated to creditors, including trade creditors and preferred stockholders, if any, of our subsidiaries.

Interest

The new notes will bear interest at a rate of 3.734% per annum. Interest on the notes will be payable semi annually in cash in arrears on June 8 and December 8 of each year. The new notes will bear interest from June 8, 2018, which is the most recent date to which interest on the old notes will have been paid prior to the issuance of the new notes (or, if interest has not been paid on the old notes prior to the issuance of the new notes, from December 8, 2017). If your old notes are accepted for exchange, you will receive interest on the new notes and not on such old notes. Interest on the new notes will be paid to the person in whose name that note is registered at the close of business on May 24 or November 23, as the case may be, immediately preceding the relevant interest payment date. Interest on the new notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest or other payment date of a new note falls on a day that is not a business day, the required payment of principal, premium, if any, or interest will be due on the next succeeding business day as if made on the date that the payment was due, and no interest will accrue on that payment for the period from and after that interest or other payment date, as the case may be, to the date of that payment on the next succeeding business day. Unless we default on a payment, no interest will accrue for that period from and after the applicable interest payment date, maturity date or redemption date.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the new notes will be payable, and the new notes may be exchanged or transferred, at the office or agency we maintain for such purpose (which initially will be the corporate trust office of the trustee located at 600 South 4th Street, Minneapolis, MN 55415, Attention: Bondholder Communications). Payment of principal of and premium, if any, and interest on a global note registered in the name of or held by DTC or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note. If the new notes are no longer represented by a global note, payment of interest on certificated notes in definitive form may, at our option, be made by (i) check mailed directly to holders at their registered addresses or (ii) upon request of any holder of at least $1 million principal amount of new notes, wire transfer to an account located in the United States maintained by the payee. See “—Book-Entry; Delivery and Form; Senior Notes” below.

A holder may transfer or exchange any certificated notes in definitive form at the same location set forth in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of new notes, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith. We are not required to transfer or exchange any note selected for redemption during a period of 15 days before the electronic delivery or mailing of a notice of redemption of new notes to be redeemed.

The registered holder of a new note will be treated as the owner of that note for all purposes.

Subject to applicable escheat laws, all amounts of principal and of premium, if any, and interest on the new notes paid by us that remain unclaimed two years after such payment was due and payable will be repaid to us upon our request, and the holders of such new notes will thereafter look solely to us for payment.

Optional Redemption

We may redeem the new notes at our option at any time, either in whole or in part. If we elect to redeem the new notes prior to the Applicable Par Call Date, we will pay a redemption price equal to the greater of the following amount, plus accrued and unpaid interest thereon to, but not including, the redemption date:

•	100% of the aggregate principal amount of the new notes to be redeemed; or

•	the sum, as determined by the Independent Investment Banker based on the Reference Treasury Dealer Quotations (as defined below), of the present values of the Remaining Scheduled Payments.

In determining the present values of the Remaining Scheduled Payments, we will discount such payments to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using a discount rate equal to the Treasury Rate plus 15 basis points.

If we elect to redeem the new notes on or after the Applicable Par Call Date, we will pay a redemption price equal to 100% of the principal amount of the new notes being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.

Notwithstanding the foregoing, installments of interest on new notes that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant regular record date according to the new notes and the indenture, subject to DTC’s applicable procedures.

The following terms are relevant to the determination of the redemption price.

“Applicable Par Call Date” means June 8, 2047 (six months prior to the maturity date of the new notes).

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the new notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the new notes.

“Comparable Treasury Price” means, with respect to any redemption date, (i) the arithmetic average of the applicable Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if we obtain fewer than four applicable Reference Treasury Dealer Quotations, the arithmetic average of all applicable Reference Treasury Dealer Quotations for such redemption date.

“Independent Investment Banker” means one of the Reference Treasury Dealers that we appoint to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means (i) J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, and each of their respective successors; provided, however, that if either of the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a “primary treasury dealer”), we will substitute another primary treasury dealer and (ii) any other primary treasury dealers selected by us.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the arithmetic average, as determined by us, of the bid and asked prices for the applicable Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to us by such Reference Treasury Dealer as of 5:00 p.m., New York City time, on the third business day immediately preceding such redemption date.

“Remaining Scheduled Payments” means, with respect to the new notes to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due after the related redemption date but for such redemption; provided, however, that, if such redemption date is not an interest payment date with respect to the new notes, the amount of the next scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding that redemption date) of the applicable Comparable Treasury Issue. In determining this rate, we will assume a price for the applicable Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

Notice of any redemption of the new notes prior to the Applicable Par Call Date will be electronically delivered or mailed at least 30 days but not more than 60 days before the redemption date to each holder of the new notes. Notice of any redemption of the new notes on or after the Applicable Par Call Date will be electronically delivered or mailed at least 15 days but not more than 60 days before the redemption date to each holder of the new notes. In the event that we choose to redeem less than all of the new notes, selection of the notes for redemption will be made by the trustee on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate and, in the case of global notes, in accordance with DTC’s applicable procedures. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the new notes, or portions thereof, called for redemption.

Further Issuances

We may from time to time, without notice to or the consent of the holders of the new notes, create and issue additional notes having the same terms as, and ranking equally and ratably with, the new notes in all respects (except for the issue date, the offering price and, if applicable, the payment of interest accruing prior to the issue date of such additional notes and the first payment of interest following the issue date of such additional notes); provided that if such additional notes are not fungible with the new notes offered hereby for U.S. federal income tax purposes, such additional notes will have one or more separate CUSIP numbers. Such additional notes may be consolidated and form a single series with, and will have the same terms as to ranking, redemption, waivers, amendments or otherwise, as the new notes, and will vote together as one class on all matters with respect to the new notes.

Events of Default

Each of the following is an “event of default” under the indenture for the new notes:

(1)	a failure to pay principal of or premium, if any, on any new note, when due at its stated maturity date, upon optional redemption or otherwise;

(2)	a failure to pay interest on any new note, for 30 days after the date payment is due and payable;

(3)	a failure by us to comply with any covenant or agreement in the indenture for 90 days after written notice; and

(4)	the occurrence of various events of bankruptcy, insolvency or reorganization involving us as provided in the indenture.

If an event of default with respect to the new notes occurs and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding new notes, may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of, and accrued and unpaid interest, if any, on the new notes. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization with respect to us, the principal of and accrued and unpaid interest, if any, on all outstanding new notes will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of new notes. At any time after a declaration of acceleration with respect to the new notes has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding new notes may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to the new notes, have been cured or waived as provided in the indenture. The holders of a majority in aggregate principal amount of the outstanding new notes also have the right to waive past defaults, other than the non-payment of principal of or premium or interest, if any, on any such outstanding new notes, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the new notes.

The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of new notes, unless the trustee receives indemnity satisfactory to it against any loss, cost, liability or expense. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding new notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such new notes.

No holder of any new note will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing event of default with respect to the new notes;

•	the holders of at least 25% in aggregate principal amount of the outstanding new notes have made written request, and offered indemnity satisfactory to the trustee against the costs, losses, expenses and liabilities to be incurred in compliance with such request, to institute the proceeding as trustee; and

•	the trustee has not instituted the proceeding, has not received from the holders of a majority in aggregate principal amount of the outstanding new notes a direction inconsistent with that request and has failed to institute the proceeding within the preceding 60 days.

Notwithstanding the foregoing, the holder of any new note will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that note on or after the due dates expressed in that note and to institute suit for the enforcement of such payment.

The trustee will, within 90 days after any default occurs of which it has actual knowledge, give notice of the default to the holders of the new notes, unless the default has been already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders of such notes.

We are required to furnish to the trustee an annual statement as to compliance with all conditions and covenants under the indenture.

Modification and Waiver

We and the trustee may execute a supplemental indenture without the consent of the holders of the new notes in order to:

•	cure ambiguities, omissions, defects or inconsistencies as evidenced by an officer’s certificate;

•	make any change that would provide any additional rights or benefits to the holders of the new notes;

•	provide for or add guarantors with respect to the new notes;

•	secure the new notes;

•	provide for uncertificated new notes in addition to or in place of certificated notes;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•	provide for the assumption by our successor, if any, of our obligations to holders of any outstanding new notes in compliance with the provisions of the indenture;

•	maintain the qualification of the indenture under the Trust Indenture Act; or

•	make any change that does not adversely affect the rights of any holder of new notes in any material respect.

We may issue separate series of notes under the base indenture in the future without the consent of the holders of any other series and in such event may modify the indenture with respect to such separate series in accordance with its terms.

Other amendments and modifications of the indenture or the new notes may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes of each series issued under the indenture affected by the amendment or modification (voting together as a single class), and our compliance with any provision of the indenture with respect to any series of notes may be waived by written notice to us and the trustee by the holders of a majority of the aggregate principal amount of the outstanding notes of each series affected by the waiver (voting together as a single class). However, no modification or amendment may, without the consent of the holder of each outstanding note affected:

•	reduce the principal amount, extend the fixed maturity, or alter or waive the redemption provisions of the new notes;

•	impair the right of any holder of the new notes to receive payment of principal of or premium or interest on the new notes (including upon redemption) on and after the due dates for such principal, premium or interest;

•	change the currency in which principal, any premium or interest is paid;

•	reduce the percentage in principal amount outstanding of new notes which must consent to an amendment, supplement or waiver or consent to take any action;

•	impair the right to institute suit for the enforcement of any payment on the new notes;

•	waive a payment default with respect to the new notes or any future guarantor of new notes;

•	reduce the interest rate or extend the time for payment of interest on the new notes; or

•	adversely affect the ranking of the new notes.

Consolidation, Merger and Sale of Assets

The indenture provides that we may not consolidate with, merge into or sell, convey or lease all or substantially all of our assets to any person unless the successor person is a corporation organized under the laws of the United States and assumes our obligations on the debt securities issued thereunder, and under such indenture, and after giving effect thereto no event of default, and no event that, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing, and that certain other conditions are met.

Except as permitted in the preceding paragraph, the indenture requires us to do or cause to be done all things necessary to preserve and keep in full force and effect our corporate existence, rights (by certificate of incorporation, bylaws and statute) and franchises; provided, however, that we will not be required to preserve any right or franchise if our board of directors determines that the preservation thereof is no longer desirable in the conduct of our business.

Discharge, Defeasance and Covenant Defeasance

The indenture provides, with respect to each series of debt securities issued thereunder, that we may terminate our obligations under such debt securities of a series and such indenture with respect to debt securities of such series if: (i) all debt securities of such series previously authenticated and delivered, with certain exceptions, have been delivered to the applicable trustee for cancellation and we have paid all sums payable by it under the indenture or (ii) (A) the debt securities of such series mature within one year or all of them are to be called for redemption within one year under arrangements satisfactory to the applicable trustee for giving the notice of redemption, (B) we irrevocably deposit in trust with the applicable trustee, as trust funds solely for the benefit of the holders of such debt securities, for that purpose, money or U.S. government obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee), without consideration of any reinvestment, to pay principal of and interest on the debt securities of such series to maturity or redemption, as the case may be, and to pay all other sums payable by it under such indenture, and (C) we deliver to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the satisfaction and discharge of such indenture with respect to the debt securities of such series have been complied with. With respect to the foregoing clause (i), only our obligations to compensate and indemnify the applicable trustee under the indenture shall survive. With respect to the foregoing clause (ii) only our obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and our right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. Thereafter, only our obligations to compensate and indemnify the applicable trustee and our right to recover excess money held by the applicable trustee shall survive.

The indenture provides that we (i) will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities issued thereunder of any series, and the provisions of such indenture will, except as noted below, no longer be in effect with respect to the debt securities of such series and (ii) may omit to comply with any term, provision, covenant or condition of such indenture, and such omission shall be deemed not to be an event of default under clause (d) of the first paragraph of “—Events of Default” with respect to the outstanding debt securities of such series; provided that the following conditions shall have been satisfied: (A) we have irrevocably deposited in trust with the applicable trustee as trust funds solely for the benefit of the holders of the debt securities of such series, for payment of the principal of and interest of the debt securities of such series, money or U.S. Government Obligations or a combination thereof sufficient (unless such funds consist solely of money, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable trustee) without consideration of any reinvestment and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the applicable trustee, to pay and discharge the principal of and accrued interest on the outstanding debt securities of such series to maturity or earlier redemption (irrevocably provided for under arrangements satisfactory to the applicable trustee), as the case may be; (B) such deposit will not result in a breach or violation of, or constitute a default under, such indenture or any other material agreement or instrument to which we are a party or by which it is bound; (C) no default with respect to such debt securities of such series shall have occurred and be continuing on the date of such deposit; (D) we shall have delivered to such trustee an opinion of counsel that (1) the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of our option under this provision of such indenture and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred, and (2) the holders of the debt securities of such series have a valid security interest in the trust funds subject to no prior liens under the Uniform Commercial Code; and (E) we have delivered to the applicable trustee an officers’ certificate and an opinion of counsel, in each case stating that all conditions precedent provided for in such indenture relating to the defeasance contemplated have been complied with. Subsequent to a legal defeasance under clause (i) above, our obligations to execute and deliver debt securities of such series for authentication, to maintain an office or agency in respect of the debt securities of such series, to have moneys held for payment in trust, to register the transfer or exchange of debt securities of such series, to deliver debt securities of such series for replacement or to be canceled, to compensate and indemnify the applicable trustee and to appoint a successor trustee, and our right to recover excess money held by the applicable trustee shall survive until such debt securities are no longer outstanding. After such debt securities are no longer outstanding, in the case of legal defeasance under clause (i) above, only our obligations to compensate and indemnify the applicable trustee and our right to recover excess money held by the applicable trustee shall survive.

The Trustee

Wells Fargo Bank, National Association, as successor trustee, is the trustee under the base indenture. The trustee’s current address is 333 S. Grand Avenue, Fifth Floor, Suite 5A, Los Angeles, California 90071. With respect to presentation at maturity, registration of transfer or exchange, redemption or otherwise, such address shall be 600 South 4th Street, Minneapolis, MN 55415, Attentions: Bondholder Communications. The trustee is one of a number of banks with which we maintain ordinary banking relationships.

Applicable Law

The indenture provides that the new notes and the indenture will be governed by and construed in accordance with the laws of the State of New York.

BOOK ENTRY; DELIVERY AND FORM

General

The notes will be issued in registered, global form, in minimum denominations of $2,000 and integral multiples of $1,000 above that amount. Initially, the notes of each series will be represented by one or more permanent global certificates (the “global notes”) (which may be subdivided) in definitive, fully registered form without interest coupons. The global notes will be issued on the issue date only against payment in immediately available funds.

The global notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of Cede & Co. (DTC’s partnership nominee) or another DTC nominee for credit to an account of a direct or indirect participant in DTC, as described below under “—Depositary Procedures.”

Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below under “—Exchange of Book-Entry Notes for Certificated Notes.”

Transfers of beneficial interests in the global notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream, which may change from time to time). DTC has advised as follows: DTC is a limited-purpose trust company organized under New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of institutions that have accounts with DTC (“participants”) and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers (which may include the underwriters), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s book-entry system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, whether directly or indirectly (“indirect participants”).

Depositary Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of DTC and are subject to changes by it. We do not take any responsibility for these operations and procedures and urge investors to contact DTC or its participants directly to discuss these matters.

DTC has advised us that it is a limited-purpose trust company created to hold securities for its participants, and to facilitate the clearance and settlement of transactions in those securities among DTC’s participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities certificates. Persons who are not DTC participants may beneficially own securities held by or on behalf of DTC only through participants or indirect participants. DTC has no knowledge of the identity of beneficial owners of securities held by or on behalf of DTC. DTC’s records reflect only the identity of its participants to whose accounts securities are credited. The ownership interests and transfer of ownership interests of each beneficial owner of each security held by or on behalf of DTC are recorded on the records of DTC’s participants and indirect participants.

Pursuant to the procedures established by DTC:

•	upon deposit of the global notes, DTC will credit the accounts of its participants designated by the underwriters with portions of the principal amount of the global notes; and

•	ownership of such interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

Investors in the global notes who are participants in DTC’s system may hold their interests therein directly through DTC. Investors in the global notes who are not participants may hold their interests therein indirectly through organizations which are participants in such system. Euroclear and Clearstream may hold interests in the global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./N.V., as operator of Euroclear, and Citibank, N.A., as depositary for Clearstream Banking, S.A., operator of Clearstream. All interests in the global notes, including those held through Euroclear or Clearstream, will be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain persons take physical delivery of certificates evidencing securities they own. Consequently, the ability to transfer beneficial interests in the global notes to such persons will be limited to that extent. Because DTC can act only on behalf of its participants, which in turn act on behalf of indirect participants, the ability of beneficial owners of interests in the global notes to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes, including the global notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes.

Consequently, neither we nor the trustee nor any of our respective agents has or will have any responsibility or liability for:

•	any aspect of DTC’s records or any participant’s or indirect participant’s records relating to or payments made on account of beneficial ownership interests in the global notes, or for maintaining, supervising or reviewing any of DTC’s records or any participant’s or indirect participant’s records relating to the beneficial ownership interests in the global notes; or

•	any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. The account of each relevant participant is credited with an amount proportionate to the amount of its interest in the principal amount of the global notes as shown on the records of DTC. Payments by the participants and the indirect participants to the beneficial owners of notes will be governed by standing instructions and customary practices, and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the trustee or us. Neither we nor the trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of the notes, and we and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised us that it will take any action permitted to be taken by a holder of notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of such portion of the aggregate principal amount of the notes as to which such participant or participants has or have given such direction.

Although DTC, Euroclear and Clearstream have agreed to the procedures described above to facilitate transfers of interests in the global notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform those procedures, and those procedures may be discontinued or changed at any time. Neither we nor the trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes

The global notes are exchangeable for certificated notes in definitive, fully registered form without interest coupons only in the following limited circumstances:

•	DTC (i) notifies us that it is unwilling or unable to continue as depositary for the global notes and we fail to appoint a successor depositary within 90 days or (ii) has ceased to be a clearing agency registered under the Exchange Act and we fail to appoint a successor depositary within 90 days; or

•	we notify the trustee in writing that we have elected to cause the issuance of certificated notes under the indenture.

In all cases, certificated notes delivered in exchange for any global notes or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).

Payment and Paying Agents

Payments on the global notes will be made in U.S. dollars by wire transfer. If we issue definitive notes, the holders of definitive notes will be able to receive payments of principal of and interest on their notes at the office of our paying agent. Payment of principal of a definitive note may be made only against surrender of the note to our paying agent. We have the option, however, of making payments of interest by wire transfer or by mailing checks to the address of the holder appearing in the register of note holders maintained by the registrar.

We will make any required interest payments to the person in whose name a note is registered at the close of business on the record date for the interest payment.

The trustee will be designated as our paying agent for payments on the notes. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Notices

Any notices required to be given to the holders of the notes will be given to DTC, as the registered holder of the global notes. In the event that the global notes are exchanged for notes in definitive form, notices to holders of the notes will be sent electronically or mailed by first-class mail, postage prepaid, to the addresses that appear on the register of noteholders maintained by the registrar.

The Trustee

Wells Fargo Bank, National Association, as successor trustee, is the trustee under the indenture. The trustee’s current address is 333 S. Grand Avenue, Fifth Floor, Suite 5A, Los Angeles, California 90071. The trustee is one of a number of banks with which we maintain ordinary banking relationships.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of the material U.S. federal income tax consequences of the exchange of old notes for new notes. This discussion is based upon the Code, the U.S. Treasury Regulations promulgated thereunder, administrative pronouncements and judicial decisions, all as of the date hereof and all of which are subject to change, possibly with retroactive effect. The following relates only to new notes that are acquired in this offering in exchange for old notes originally acquired at their initial offering for an amount of cash equal to their issue price. Unless otherwise indicated, this summary addresses only the U.S. federal income tax consequences relevant to investors who hold the old notes and the new notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended.

This summary does not address all of the U.S. federal income tax considerations that may be relevant to a particular holder in light of the holder’s individual circumstances or to holders subject to special rules under U.S. federal income tax laws, such as banks and other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, tax-exempt organizations, entities and arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities, dealers in securities or currencies, traders in securities that elect to use a mark-to-market method of accounting, persons liable for U.S. federal alternative minimum tax, U.S. holders whose functional currency is not the U.S. dollar, U.S. expatriates, and persons holding new notes as part of a “straddle,” “hedge,” “conversion transaction,” or other integrated investment. The discussion does not address any foreign, state, local or non-income tax consequences of the exchange of old notes for new notes.

This discussion is for general purposes only and is not intended to be, and should not be construed to be, legal or tax advice to any particular holder. Holders are urged to consult their own tax advisors regarding the application of the U.S. federal income tax laws to their particular situations and the consequences under U.S. federal estate or gift tax laws, as well as foreign, state, or local laws and tax treaties, and the possible effects of changes in tax laws.

U.S. Federal Income Tax Consequences of the Exchange Offer to Holders of Old Notes

The exchange of old notes for new notes pursuant to the exchange offer will not be a taxable transaction for U.S. federal income tax purposes. Holders of old notes will not realize any taxable gain or loss as a result of such exchange and will have the same adjusted issue price, tax basis, and holding period in the new notes as they had in the old notes immediately before the exchange. The U.S. federal income tax consequences of holding and disposing of the new notes will be the same as those applicable to the old notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives new notes for its own account in connection with the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers during the period referred to below in connection with resales of new notes received in exchange for old notes if such old notes were acquired by such broker-dealers for their own accounts as a result of marketing-making activities or other trading activities. We have agreed that this prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealers in connection with resales of such new notes for a period ending 180 days following the consummation of the exchange offer, or, if earlier, until the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

We will not receive any proceeds from the issuance of new notes in the exchange offer or from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own accounts may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account in connection with the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit on any such resale of new notes may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days following the consummation of the exchange offer, or, if earlier, until the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities, we will, as promptly as practicable, send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that may reasonably request such documents. We have agreed to pay all expenses incident to the exchange offer, other than commissions or concessions of any brokers or dealers and will indemnify the holders of the new notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the new notes will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 30, 2017, as set forth in their report, which is incorporated by reference in this prospectus and the accompanying registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

INTEL CORPORATION

EXCHANGE OFFER

$1,966,590,000 New 3.734% Senior Notes due 2047

for

$1,966,590,000 3.734% Senior Notes due 2047

                , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the Company under certain circumstances from liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by the DGCL, the Company’s certificate of incorporation provides that, to the fullest extent permitted by the DGCL or decisional law, no director shall be personally liable to the Company or to its stockholders for monetary damages for breach of his fiduciary duty as a director. The effect of this provision in the certificate of incorporation is to eliminate the rights of the Company and its stockholders (through stockholders’ derivative suits on behalf of the Company) to recover monetary damages against a director for breach of fiduciary duty as a director thereof (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i)-(iv), inclusive, above. These provisions will not alter the liability of directors under federal securities laws.

The Company’s bylaws (the “bylaws”) provide that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation or enterprise (including an employee benefit plan), against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereof, and any taxes imposed on such person as a result of such payments) reasonably incurred or suffered by such person in connection with investigating, defending, being a witness in, or participating in (including on appeal), or preparing for any of the foregoing in such action, suit or proceeding, to the fullest extent authorized by the DGCL, provided that the Company shall indemnify such person in connection with any such action, suit or proceeding initiated by such person only if authorized by the Board of Directors of the Company or brought to enforce certain indemnification rights.

The bylaws also provide that expenses incurred by an officer or director of the Company (acting in his capacity as such) in defending any such action, suit or proceeding shall be paid by the Company, provided that if required by the DGCL such expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company. Expenses incurred by other agents of the Company may be advanced upon such terms and conditions as the Board of Directors of the Company deems appropriate. Any obligation to reimburse the Company for expenses advanced under such provisions shall be unsecured and no interest shall be charged thereon.

The bylaws also provide that indemnification provided for in the bylaws shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that any right of indemnification or protection provided under the bylaws shall not be adversely affected by any amendment, repeal, or modification of the bylaws; and that the Company may purchase and maintain insurance to protect itself and any such person against any such expenses, liability and loss, whether or not the Company would have the power to indemnify such person against such expenses, liability or loss under the DGCL or the bylaws.

In addition to the above, the Company has entered into indemnification agreements with each of its directors and certain of its officers. The indemnification agreements provide directors and officers with the same indemnification by the Company as described above and assure directors and officers that indemnification will continue to be provided despite future changes in the bylaws of the Company. The Company also provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances, which may include liability or related loss under the Securities Act and the Exchange Act.

ITEM 21.	Exhibits and Financial Statement Schedules.

The following exhibits are filed as part of this registration statement.

Exhibit Number	Description

*3.1	Third Restated Certificate of Incorporation dated May 17, 2006 (Incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed May 22, 2006).

*3.2	Intel Corporation Bylaws, as amended and restated on March 14, 2018 (Incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed March 19, 2018).

*4.1	Indenture dated as of March 29, 2006 between Intel Corporation and Wells Fargo Bank, N.A., as Successor Trustee to Citibank, N.A. (the “Open-Ended Indenture”) (Incorporated herein by reference to Exhibit 4.4 to the Registrant’s Registration Statement on Form S-3 filed March 30, 2006).

*4.2	First Supplemental Indenture to Open-Ended Indenture, dated as of December 3, 2007 between, Intel Corporation and Wells Fargo Bank, N.A., as Successor Trustee to Citibank, N.A. (Incorporated herein by reference to Exhibit 4.2.4 to the Registrant’s Annual Report on Form 10-K filed on February 20, 2008).

*4.3	Twelfth Supplemental Indenture to Open-Ended Indenture, dated as December 8, 2017, between Intel Corporation and Wells Fargo Bank, N.A., as Successor Trustee to Citibank, N.A. (Incorporated herein by reference to Exhibit 4.2.13 to the Registrant’s Annual Report on Form 10-K filed on February 16, 2018).

5.1	Legal opinion of Gibson, Dunn & Crutcher LLP regarding the legality of the securities being registered under this registration statement.

*12.1	Statement regarding computation of ratio of earnings to fixed charges (Incorporated herein by reference to Exhibit 12.1 to Registrant’s Annual Report on Form 10-K filed on February 16, 2018).

*21.1	Intel Corporation Subsidiaries (Incorporated herein by reference to Exhibit 21.1 to Registrant’s Annual Report on Form 10-K filed on February 16, 2018).

23.1	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24	Powers of Attorney (Included on Page II-5 as part of the signature pages hereto).

25.1	Statement of Eligibility of Trustee on Form T-1 with respect to the Indenture dated as of March 29, 2006, as amended by the First Supplemental Indenture dated as of December 3, 2007, between Intel Corporation and Wells Fargo Bank, N.A.

99.1	Form of Letter of Transmittal

99.2	Form of Notice of Guaranteed Delivery

Exhibit Number	Description

99.3	Form of Letters to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.4	Form of Letter to Clients

*	Previously filed.

ITEM 22.	Undertakings.

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(b)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or its securities provided by or on behalf of the undersigned registrants; and

(d)	any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(5)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(6)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(7)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 26th day of April, 2018.

INTEL CORPORATION

By:	/s/ Robert H. Swan
Robert H. Swan
Executive Vice President, Chief Financial Officer and Principal Financial Officer

POWER OF ATTORNEY

KNOWN ALL PERSONS BY THESE PRESENTS, that the individuals whose signature appears below hereby constitute and appoint Robert H. Swan and Susie Giordano, and each of them severally, as his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place, and stead in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-facts and agents or any of them, or of his substitute or substitutes, may lawfully do to cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

/s/ Brian M. Krzanich	/s/ Robert H. Swan
Brian M. Krzanich	Robert H. Swan
Chief Executive Officer, Director and Principal Executive Officer	Executive Vice President, Chief Financial Officer and Principal Financial Officer
April 26, 2018	April 26, 2018

/s/ Kevin T. McBride
Kevin T. McBride
Vice President of Finance, Corporate Controller and Principal Accounting Officer
April 26, 2018

/s/ Charlene Barshefsky
Charlene Barshefsky	Dr. Risa J. Lavizzo-Mourey
Director	Director
April 26, 2018	April 26, 2018

/s/ Aneel Bhusri	/s/ David S. Pottruck
Aneel Bhusri	David S. Pottruck
Director	Director
April 26, 2018	April 26, 2018

/s/ Andy D. Bryant	/s/ Gregory D. Smith
Andy D. Bryant	Gregory D. Smith
Chairman of the Board and Director	Director
April 26, 2018	April 26, 2018

/s/ Reed E. Hundt	/s/ Andrew Wilson
Reed E. Hundt	Andrew Wilson
Director	Director
April 26, 2018	April 26, 2018

/s/ Omar Ishrak	/s/ Frank D. Yeary
Omar Ishrak	Frank D. Yeary
Director	Director
April 26, 2018	April 26, 2018

/s/ Dr. Tsu-Jae King Liu	/s/ David B. Yoffie
Dr. Tsu-Jae King Liu	David B. Yoffie
Director	Director
April 26, 2018	April 26, 2018